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                                                                  EXHIBIT 10(OO)


                         FORM OF MANAGEMENT AGREEMENTS

                           Dated as of March 17, 1999

          and substantially the same except as to the parties thereto,

                                   which are:

                         FITZGERALDS GAMING CORPORATION

                                  and each of

                          FITZGERALDS LAS VEGAS, INC.

                         FITZGERALDS MISSISSIPPI, INC.

                             FITZGERALDS RENO, INC.

                   101 MAIN STREET LIMITED LIABILITY COMPANY


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                              MANAGEMENT AGREEMENT

This Management Agreement is made and entered into as of the 17th day of March, 1999, by and between FITZGERALDS GAMING CORPORATION, a Nevada corporation (hereinafter "FGC") and FITZGERALDS LAS VEGAS, INC., a Nevada corporation (hereinafter "Operating Company").

WHEREAS, Operating Company engages in the business of operating a casino/hotel, and may, from time to time, engage in certain other business operations which are related to, or an adjunct to, such business;

WHEREAS, the management of FGC is experienced in corporate administration and in developing, directing, managing and supervising such businesses, including services ancillary thereto; and

WHEREAS, Operating Company desires to engage FGC to render management services to Operating Company, and FGC desires to be so engaged, on the terms and conditions set forth in this Management Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   Management Services.

     1.1 Operating Company hereby engages FGC to render the following management services (the "Management Services"):

          (a) Executive services, including review and evaluation of Operating Company's results of operations and development of appropriate strategies, programs and long-range plans designed to improve such results;

          (b) Financial services, including financial planning; development of policies for preparation and supervision of budgets, review and evaluation of budget preparation, and budget supervision; development of standards and procedures for internal audits and supervision, and review and evaluation of internal audits; development of policies, standards and procedures for accounting and supervision, and review and evaluation of all accounting work; retention and evaluation of independent auditors; investment of cash, securities and other funds not presently utilized in operations; development and implementation of capital financing plans, including retention of investment bankers, evaluation and implementation of proposals to raise capital through public or private offerings of securities and through banks or other institutional lenders and development and implementation of proposals to refinance, redeem or otherwise reconstitute existing indebtedness;



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                                                                          10(oo)

          (c) Data processing, including development of policies, standards and procedures governing data processing operations, creation and acquisition of software programs, supervision of all software and hardware acquisitions and review and evaluation of all data processing systems and operations;

          (d) Legal services, including rendering legal advice (of inside counsel, if any), retention and evaluation of outside legal counsel and consultation and assistance with respect to all legal and regulatory matters and supervision and evaluation of all legal matters;

          (e) Marketing services, including development and supervision of marketing, advertising and public relations programs;

          (f) Administrative services, including supervision of personnel matters, development and implementation of appropriate employee benefit plans; evaluation and acquisition, on behalf of Operating Company, of insurance policies and establishment of standards and policies related to all insurance and insurance-related matters; development of standards and policies related to safety programs and supervision of such programs; and such other administrative services as may be agreed to by the parties;

          (g) Development and construction services, including coordination and supervision of the design, development, construction and opening of properties.

     1.2 Any Management Services to be performed by FGC hereunder may be performed, at its sole discretion, by any subsidiary of FGC.

     1.3 The services to be performed pursuant to this Agreement may be modified, increased or decreased by an amendment to this Agreement, executed in accordance with Section 4.1 hereof.

     1.4 Except to the extent that reimbursement to FGC shall be required pursuant to Section 2.2 hereof, FGC shall bear the cost of acquisition and maintenance of such capital equipment as may be necessary to perform the Management Services. FGC shall also bear the expense of all salaries, bonuses and other compensation to be paid to such personnel as may be engaged to render the Management Services. All such persons shall be deemed to be officers, employees, agents or contractors of FGC, and Operating Company shall not be responsible in any manner for their compensation or for withholding of federal or state income taxes in connection with their employment or engagement, unless otherwise expressly and specifically agreed in writing. To the extent that any such persons must be licensed or approved by the gaming authorities in the State of Nevada, Operating Company shall bear the expense of obtaining such regulatory approvals (in conjunction with any other Nevada gaming licensees managed by FGC) and FGC shall cooperate fully in order to obtain all necessary regulatory approvals.

     15. FGC shall, to the extent feasible, perform the Management Services at its facilities



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situated in the State of Nevada. Upon request of FGC, Operating Company shall make available its officers, employees, books and records as may be necessary for FGC to perform the Management Services. To the extent practicable, such persons and documents shall be made available to FGC at its facilities situated in the State of Nevada.

2.    Management Fee.

      2.1 In consideration of FGC's furnishing the Management Services, Operating Company shall pay to FGC a management fee (the "Management Fee") as provided in this Section 2.1 and shall reimburse FGC for expenses as provided in Section 2.2. The Management Fee shall be $1,000,000 per year. The management fee shall be paid on a monthly basis. At the option of Operating Company, it may make prepayments of the Management Fee to FGC.

      2.2 In addition to the Management Fee, FGC shall be entitled to be reimbursed by Operating Company for all out-of-pocket expenses incurred in connection with rendering the Management Services. However, such out of pocket expenses shall not include payments of salaries, bonuses or other compensation to personnel or the cost of acquisition and maintenance of capital equipment, which expenses and costs shall be borne by FGC in accordance with Section 1.4 hereof; provided, that, to the extent FGC (or any subsidiary of FGC) shall make available to Operating Company its corporate computer hardware or software, Operating Company shall be obligated to reimburse FGC for the portion of its total costs, both direct and indirect, associated with such equipment and software which are allocable to such use by or for the benefit of Operating Company. All reimbursements pursuant to this Section 2.2 shall be made quarterly, at the same time as the Management Fee shall be paid.

3. Term. This Management Agreement shall continue in effect unless and until terminated by either party upon not less than 90 days' written notice to the other party.

4.    Amendments.

      4.1 This Management Agreement may be amended by an instrument in writing, approved by the Board of Directors of FGC and Operating Company, and executed by the principal executive officer or principal financial officer of each of the parties.

      4.2 Notwithstanding anything herein to the contrary, the amount of the Management Fee set forth in Section 2.1 hereof may not be changed unless such amendment is approved by a majority of the independent members (if such exist) of the Board of Directors of each of FGC and Operating Company.

5.    Miscellaneous Provisions.

      5.1 Assignment. This Management Agreement may not be assigned by either party



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without the express written consent of other party, but shall be binding on the successors and permitted assigns of the respective parties hereto.

      5.2 Notices. Any notice or communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered in person sent by facsimile and confirmed telephonically or sent by first class mail (certified or registered, return receipt requested) postage prepaid, to the address of the executive offices of the other party.

      5.3 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law or conflicts of law rules and laws of such jurisdiction.

      5.4 Severability. In case any provision contained in this Management Agreement shall be held to be illegal, invalid or unenforceable, the legality, validity and enforceability of all remaining provisions shall not be in any way affecting or impaired thereby.

      5.5 Counterparts. This Management Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, and all of which taken together shall constitute one and the same agreement.

      5.6 Entire Agreement. This Management Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, arrangements and understanding with respect to the subject matter hereof. No breach of any covenant, agreement warranty or representation made herein shall be deemed waived unless expressly waived in writing by the party who might assert such breach.

      IN WITNESS WHEREOF, the parties have caused this Management Agreement to be executed as of the date first above written.

FITZGERALDS GAMING CORPORATION



By:   /s/ PHILIP D. GRIFFITH
   ------------------------------------
     Philip D. Griffith
     Chairman, President and C.E.O.




FITZGERALDS LAS VEGAS, INC.



By:   /s/ PHILIP D. GRIFFITH
   ------------------------------------
     Philip D. Griffith
     Chairman, President and C.E.O.



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